Exhibit 24.1



                  POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of FEDERATED
DEPARTMENT STORES, INC., a Delaware corporation (the
"Company"), does hereby constitute and appoint DENNIS J.
BRODERICK, JOHN R. SIMS and PADMA TATTA CARIAPPA, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more
Registration Statements on Form S-8 relating to the Federated Department Stores, Inc. 1992 Incentive Bonus
Plan, as amended, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Form S-8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 12th day of December, 1997.



/s/ Joel A. Belsky           /s/ Meyer Feldberg       /s/ Earl G. Graves, Sr.
Joel A. Belsky               Meyer Feldberg           Earl G. Graves, Sr.

/s/ George V. Grune          /s/ Karen M. Hoguet      /s/ Sara Levinson
George V. Grune              Karen M. Hoguet          Sara Levinson

/s/ Terry Lundgren           /s/ Joseph Neubauer      /s/ Ronald W. Tysoe
Terry Lundgren               Joseph Neubauer          Ronald W. Tysoe

/s/ Karl M. von der Heyden   /s/ Craig E. Weatherup   /s/ Marna C. Whittington
Karl M. von der Heyden       Craig E. Weatherup       Marna C. Whittington

/s/ James M. Zimmerman
James M. Zimmerman